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                                                                    EXHIBIT 10.1

                                                                  Execution Copy

                     AFFILIATION AND DISTRIBUTION AGREEMENT,

                           DATED AS OF APRIL 8, 2002,

                                 BY AND BETWEEN

                            ICN PHARMACEUTICALS, INC.

                                       AND

                                 RIBAPHARM INC.

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                     AFFILIATION AND DISTRIBUTION AGREEMENT

This AFFILIATION AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of April 8, 2002, by and between ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), and Ribapharm Inc., a Delaware corporation and a wholly owned subsidiary of ICN ("Ribapharm"). Certain capitalized terms used herein are defined in Section 1 of this Agreement.

                                    RECITALS

        WHEREAS, the Board of Directors of ICN has determined that it would be in the best interests of ICN and its stockholders to separate certain assets and businesses from ICN;

        WHEREAS, ICN has caused Ribapharm to be incorporated in order to effect such separation;

        WHEREAS, ICN has, pursuant to resolutions of its Board of Directors adopted on August 7, 2000 and February 7, 2002 (the "ICN Contribution Resolutions"), contributed to Ribapharm, certain assets (the "Contributed Assets"), including its nucleoside analog library and, subject to certain consents, the Exclusive License and Supply Agreement between ICN and Schering-Plough Ltd. dated July 28, 1995, as amended (the "Schering-Plough License");

        WHEREAS, Ribapharm has previously filed the IPO Registration Statement (as herein defined) with the Securities and Exchange Commission but it has not yet become effective;

        WHEREAS, immediately following the consummation of the Initial Public Offering (as herein defined), ICN will own in excess of 80% of the outstanding shares of Ribapharm Common Stock (as defined below);

        WHEREAS, ICN currently intends to divest itself, following the Initial Public Offering, of its entire ownership of Ribapharm by distributing in the Distribution (as herein defined) all of its shares of Ribapharm Common Stock to holders of ICN Common Stock;

        WHEREAS, ICN and Ribapharm intend that the Distribution will be tax-free to ICN and its stockholders under Section 355 and related provisions of the Code (as defined in the Tax Sharing Agreement);

        WHEREAS, in the Tax Sharing Agreement to be made and entered into by ICN and Ribapharm concurrent with this Agreement, ICN and Ribapharm have provided for and agreed upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the Distribution, and have provided for and agreed upon other matters relating to Taxes; and

        WHEREAS, the parties hereto have determined that in order to accomplish the objectives of the Initial Public Offering and the Distribution and to facilitate the consummation thereof, it is

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necessary and desirable to restructure certain intercompany relationships, provide working capital financing to Ribapharm, allocate certain liabilities and provide for certain indemnification, all as set forth herein;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.      DEFINITIONS.

        "Abandonment Notice" has the meaning set forth in Section 3.4.

        "Affiliate" means a Ribapharm Affiliate or an ICN Affiliate, as the case may be.

        "Annual Financial Statements" has the meaning set forth in Section
5.1(v).

        "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq. as amended from time to time, and any successor act thereto.

        "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of California or London, England are authorized or obligated by law or executive order to close.

        "Claim" has the meaning set forth in Section 6.5.

        "Commitment" means the obligation of ICN to make loans to Ribapharm from time to time in an aggregate principal amount not to exceed $60,000,000 (Sixty Million dollars) at any time outstanding.

        "Contribution" means the transfer of certain assets by ICN to Ribapharm pursuant to the ICN Contribution Resolutions.

        "Contributed Assets" has the meaning set forth in the recitals.

        "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Controlled" has the meaning correlative to the definition of "Control."

        "Disputes" has the meaning set forth in Section 7.1.

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        "Dispute Notice" means written notice of any dispute between ICN and
Ribapharm arising out of or relating to this Agreement, which shall set forth, in reasonable detail, the nature of the dispute.

        "Distribution" means the distribution after the Initial Public Offering by ICN of all ICN's shares of Ribapharm Common Stock to ICN stockholders.

        "Distribution Date" means any date or dates, as the case may be, determined by ICN, in its sole and absolute discretion, to be a date on which shares of Ribapharm Common Stock held by ICN are distributed in connection with the Distribution.

        "Event of Default" has the meaning set forth in Section 2.6(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

        "Expiration Date" means August 31, 2002.

        "GAAP" means generally accepted accounting principles, consistently applied.

        "ICN Affiliate" means a Person that, directly or indirectly through one or more intermediaries, is Controlled by ICN (other than Ribapharm and any Subsidiary of Ribapharm).

        "ICN Annual Statements" has the meaning set forth in Section 5.1(v).

        "ICN Business" means the business or operations of ICN or any ICN Affiliate, including, in all cases, any predecessor entities, but excluding the Ribapharm Business.

        "ICN Public Filings" has the meaning set forth in Section 5.1(xiv).

        "ICN's Auditors" has the meaning set forth in Section 5.1(v).

        "ICN Transfer Agent" means the American Stock Transfer and Trust Company or any other Person that acts as the transfer agent and registrar for the ICN Common Stock.

        "Indemnifying Party" means a Person that is obligated to provide indemnification under this Agreement.

        "Indemnitee" means a Person that is entitled to seek indemnification under this Agreement.

        "Indemnity Payment" means an amount that an Indemnifying Party is required to pay to an Indemnitee under this Agreement.

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        "Initial Public Offering" means the initial public offering by ICN of shares of Ribapharm Common Stock as contemplated by the IPO Registration Statement.

        "Insurance Proceeds" means the payment received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, net of any applicable premium adjustment and tax effect.

        "IPO Registration Statement" means the Registration Statement on Form S-1, Registration No. 333-39350, of Ribapharm, as supplemented and amended from time to time.

        "IRS Private Letter Ruling" has the meaning set forth in the Tax Sharing Agreement.

        "LIBOR Rate" means, for any day, the rate for six-month U.S. Dollar deposits which appears on Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such page as may replace Telerate Page 3750, as of 11:00 a.m. (London time) on such date, or, if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported then from another recognized source or interbank quotation).

        "Loans" has the meaning set forth in Section 2.1.

        "Losses" means all losses, liabilities, claims, obligations, demands, judgments, damages, dues, penalties, assessments, fines (civil or criminal), costs, liens, expenses, forfeitures, settlements, or fees, reasonable attorneys' fees and court costs, of any nature or kind, whether or not the same would properly be reflected on a balance sheet, and "Loss" means any of these.

        "Notice" means any notice, request, claim, demand, or other communication under this Agreement.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        "Pre-Distribution Period" means the period of time from the date hereof until completion of the Distribution.

        "PwC" has the meaning set forth in Section 5.1(iii).

        "Qualified Options and Convertibles" means options to acquire Ribapharm Capital Stock (which are not exerciseable until after the earlier of (i) September 30, 2003 or (ii) completion of the Distribution) and securities convertible into Ribapharm Capital Stock (which are not convertible until completion of the Distribution).

        "Quarterly Financial Statements" has the meaning set forth in Section 5.1(iv).

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        "Registration Rights Agreement" means that certain Registration Rights
Agreement dated as of the date hereof by and between Ribapharm and ICN.

        "Regulation S-K" means Regulation S-K of the General Rules and Regulations promulgated by the SEC, as in effect from time to time, and any successor thereto.

        "Regulation S-X" means Regulation S-X of the General Rules and Regulations promulgated by the SEC, as in effect from time to time, and any successor thereto.

        "Request" has the meaning set forth in Section 6.5.

        "Ribapharm Affiliate" means a Person that, directly or indirectly through one or more intermediaries, is Controlled by Ribapharm.

        "Ribapharm Business" means any business or operations of Ribapharm or any Ribapharm Affiliates, including, in all cases, any predecessor entities.

        "Ribapharm Capital Stock" means all classes or series of capital stock of Ribapharm authorized by Ribapharm's Certificate of Incorporation.

        "Ribapharm Common Stock" means the Common Stock, par value $.01 per share, of Ribapharm.

        "Ribapharm Public Filings" has the meaning set forth in Section
5.1(vii).

        "Ribapharm Subsidiary" means all direct or indirect subsidiaries of Ribapharm.

        "Ribapharm's Auditors" has the meaning set forth in Section 5.1(a)(iii).

        "Ribapharm's Certificate of Incorporation" means Ribapharm's Amended and Restated Certificate of Incorporation, as in effect upon the closing of the Initial Public Offering.

        "Ribapharm Transfer Agent" means the American Stock Transfer and Trust Company or any other Person that acts as the transfer agent and registrar for the Ribapharm Common Stock.

        "SEC" means the United States Securities and Exchange Commission or any successor agency.

        "Section 355(e) Event" has the meaning set forth in the Tax Sharing Agreement.

        "Securities Act" means the Securities Act of 1933, together with the rules and regulations promulgated thereunder, and any successor thereto.

        "Separate Counsel" has the meaning set forth in Section 6.4(b).

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        "Service Agent" means (i) for ICN, The Corporation Trust Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801; and (ii) for Ribapharm, The Corporation Trust Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

        "Subsidiary" means with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote with respect to the election of members to the board of directors or similar governing body; provided, however, that for the purposes of this Agreement, neither Ribapharm nor any of the Subsidiaries of Ribapharm shall be deemed to be Subsidiaries of ICN or of any of the Subsidiaries of ICN.

        "Tainting Event" has the meaning set forth in the Tax Sharing Agreement.

        "Tax" or "Taxes" has the meaning set forth in the Tax Sharing Agreement.

        "Tax Opinion" means a favorable opinion from ICN's counsel regarding the federal income tax consequences, under Section 355 and related provisions of the Code (as defined in the Tax Sharing Agreement), of the Distribution.

        "Tax-Related Losses" means (i) all federal, state and local Taxes (including interest and penalties thereon) imposed pursuant to any settlement, final determination, judgment or otherwise; (ii) all accounting, legal and other professional fees, and court costs incurred in connection with such taxes; and
(iii) all costs and expenses that may result from adverse tax consequences to ICN payable by ICN or ICN Affiliates.

        "Tax Sharing Agreement" means the Tax Sharing Agreement between ICN and Ribapharm dated as of the date hereof.

        "Third-Party Claim" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person other than ICN or any ICN Affiliate or Ribapharm or any Ribapharm Affiliate which gives rise to a right of indemnification hereunder.

        "Underwriting Agreement" means the Underwriting Agreement, by and among ICN, Ribapharm and the underwriters named therein relating to the Initial Public Offering.

        "Voting Stock" means with respect to any Person, all classes and series of the capital stock of such Person entitled to vote generally in the election of directors.

2.      WORKING CAPITAL FACILITY

2.1.    REVOLVING CREDIT.

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        (a) Subject to the terms and conditions of this Section 2, and provided that no Event of Default has occurred and is continuing, ICN agrees to make loans (the "Loans") to Ribapharm from time to time prior to the Expiration Date in an aggregate principal amount not to exceed at any time the Commitment. The Loans shall be evidenced by a note in the form of Exhibit 1 to be executed and delivered by Ribapharm upon the making of the initial Loan. Subject to the terms and conditions of this Section 2, Ribapharm may borrow under this Section 2.1, prepay any Loans as contemplated by Section 2.3(b) and reborrow under this
Section 2.1.

        (b) Ribapharm may borrow hereunder from ICN at any time prior to the Expiration Date upon giving to ICN advance notice of the date of borrowing and the amount to be borrowed.

2.2.    INTEREST.

        (a) Ribapharm shall pay interest on the aggregate amount of the Loans outstanding, calculated in accordance with the provisions of Section 2.2(b), payable monthly in arrears on the last day of each calendar month.

        (b) The rate of interest payable on the aggregate amount of the Loans with respect to each day the Loans are outstanding shall be the LIBOR Rate plus 200 basis points. Interest shall be computed upon the actual number of days elapsed.

2.3.    REPAYMENT OF THE LOAN AND CANCELLATION.

        (a) Ribapharm undertakes to repay in full the amount of the Loans outstanding hereunder, together with all interest accrued and outstanding thereon, no later than December 31, 2003.

        (b) Ribapharm, without premium or penalty and on two (2) days prior notice to ICN of its intention to do so, may, at any time and from time to time, prepay to ICN part or all of the aggregate amount of the Loans outstanding, together with all interest accrued and outstanding thereon, to the date of such repayment. Except as contemplated by clause (c) of this Section 2.3, the prepayment of the Loans shall not reduce the amount of the Commitment.

        (c) Ribapharm shall have the right at any time or from time to time to terminate in whole or in part that part of the Commitment not drawn down by it by giving prior notice thereof to ICN specifying the amount of the Commitment to be terminated and the effective date thereof.

2.4.    PAYMENT PROVISIONS.

        (a) If any payment due to be made by Ribapharm in accordance with this
Section 2 is to be made on a day which is not a Business Day, such payment shall be made to ICN on the next succeeding Business Day, the sums to be paid being in all instances calculated by reference to the actual date of payment.

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        (b) Ribapharm shall not be entitled to deduct or set off any amounts which may be owed or claimed to be owed to it by ICN from any amounts payable by Ribapharm to ICN under this Section 2.

        (c) All payments by Ribapharm shall be made directly to ICN or as ICN shall otherwise notify Ribapharm in writing.

2.5. NOTIFICATION. Ribapharm hereby covenants with ICN that from and after the date hereof and for so long as any amount remains unpaid in respect of principal of, or interest on, the outstanding borrowings or otherwise pursuant to this Section 2, it will give ICN prompt notice in writing of the occurrence of any Event of Default.

2.6.    DEFAULT.

        (a) An "Event of Default" shall mean any of the following:

                (i) Ribapharm fails to pay when due any principal of, or interest on, the Loans or any other amounts payable under this Section 2, and shall fail to make such payments within fifteen (15) Business Days of written notification thereof by ICN; or

                (ii) an order is made or an effective resolution is passed for winding up Ribapharm other than for the sole purpose of a merger or consolidation; or

                (iii) Ribapharm shall default in the payment when due of any principal of or interest on any of its other indebtedness having an aggregate principal amount of at least $3 million or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness having an aggregate principal amount of at least $3 million to become due, or to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity; or

                (iv) Ribapharm shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                (v) Ribapharm shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the Bankruptcy Code, (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (f) take any corporate action for the purpose of effecting any of the foregoing; or

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                (vi) A proceeding or case shall be commenced, without the
application or consent of Ribapharm, in any court of competent jurisdiction, seeking (a) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of Ribapharm or of all or any substantial part of its assets, or (c) similar relief in respect of Ribapharm under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Ribapharm shall be entered in an involuntary case under the Bankruptcy Code.

        (b) Upon the occurrence of an Event of Default specified in Section 2.6(a)(v) or Section 2.6(a)(iv), or upon delivery of notice thereof in writing by ICN after the occurrence of any other Event of Default, the Commitment shall terminate (if then in existence) and the aggregate amount of the Loans at that time outstanding shall be declared immediately due and payable with interest thereon to the date of actual payment. Any such termination and declaration shall be effective and binding on Ribapharm.

2.7 FACILITY COSTS. Ribapharm agrees to reimburse ICN for the actual costs and expenses (including reasonable legal fees) reasonably incurred by ICN in connection with the enforcement or attempted enforcement of, or the preservation or attempted preservation of, any of its rights under this Section 2. These costs and expenses shall become due as soon as notice thereof has been served on Ribapharm and shall be paid by Ribapharm within fifteen (15) Business Days thereof.

3.      THE DISTRIBUTION.

3.1. THE DISTRIBUTION. ICN currently intends, following the consummation of the Initial Public Offering, to complete the Distribution as promptly as practicable after receipt of an IRS Private Letter Ruling. Notwithstanding the foregoing, ICN may, in its sole discretion, complete the Distribution following receipt of a Tax Opinion. ICN intends to complete the Distribution through means of a distribution that qualifies as a tax-free spin-off under Section 355 and related provisions of the Code (as defined in the Tax Sharing Agreement). ICN shall, in its sole and absolute discretion, determine whether to proceed with the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, ICN may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution by accelerating or delaying the timing of the consummation of the Distribution. Ribapharm shall cooperate with ICN in all respects to accomplish the Distribution and shall, at ICN's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act and the Exchange Act, as required under applicable law of Ribapharm Common Stock on an appropriate registration form or forms to be designated by ICN. ICN shall select in its sole discretion, in connection with the Distribution, such investment banker(s) and manager(s), financial printer, solicitation and/or exchange agent and outside counsel to effect the Distribution as it deems necessary or desirable; provided that nothing herein shall prohibit Ribapharm from engaging (at its

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own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

3.2. CERTAIN STOCKHOLDER MATTERS. From and after the distribution of Ribapharm Common Stock in connection with any transaction(s) included as part of the Distribution and until such Ribapharm Common Stock is duly transferred in accordance with applicable law, Ribapharm shall regard the Persons receiving Ribapharm Common Stock in such transaction(s) as record holders of Ribapharm Common Stock in accordance with the terms of such transaction(s) without requiring any action on the part of such Persons. Ribapharm agrees that, subject to any transfers of such stock, (a) each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Ribapharm Common Stock then held by such holder and (b) each such holder shall be entitled, without any action on the part of such holder, to receive one or more certificates representing, or other evidence of ownership of, the shares of Ribapharm Common Stock then held by such holder. ICN shall cooperate, and shall instruct the ICN Transfer Agent to cooperate, with Ribapharm and the Ribapharm Transfer Agent, and Ribapharm shall cooperate, and shall instruct the Ribapharm Transfer Agent to cooperate, with ICN and the ICN Transfer Agent, in connection with all aspects of the Distribution and all other matters relating to the issuance and delivery of certificates representing, or other evidence of ownership of, the shares of Ribapharm Common Stock distributed to the holders of ICN Common Stock in connection with any transaction(s) included as part of the Distribution. Following the Distribution, ICN shall instruct the ICN Transfer Agent to deliver to the Ribapharm Transfer Agent true, correct and complete copies of the stock and transfer records reflecting the holders of ICN Common Stock receiving shares of Ribapharm Common Stock in connection with any transaction(s) included as part of the Distribution.

3.3. FURTHER ASSURANCES REGARDING THE DISTRIBUTION. In addition to the actions specifically provided for elsewhere in this Agreement, Ribapharm shall, at ICN's direction, use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things commercially reasonably necessary, proper or expeditious under applicable laws, regulations and agreements in order to consummate and make effective the Distribution as promptly as reasonably practicable. Without limiting the generality of the foregoing, Ribapharm shall, at ICN's direction, cooperate with ICN, and execute and deliver, or use all commercially reasonable efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by ICN in order to consummate and make effective the Distribution.

3.4. ABANDONMENT OF THE DISTRIBUTION. The parties expressly acknowledge and agree that ICN is not obligated in any respect to proceed with or complete the Distribution and that ICN may, in its sole and absolute discretion, at any time abandon its plans to proceed with or complete the Distribution. In the event that ICN so determines that it no longer intends to proceed with or complete the Distribution, ICN shall provide to Ribapharm a written notification of such determination (an "Abandonment Notice"). Effective as of the date of the Abandonment Notice, (a) provided that no Distribution Date has yet occurred, Sections 3.3, 5.2 and 5.3 of this Agreement shall terminate, become null and void and have no further force and effect (it being

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expressly understood and agreed by the parties that such sections shall remain in full force and effect in the event that a Distribution Date has occurred on or prior to the date of the Abandonment Notice) and (b) ICN's rights, and Ribapharm's obligations, set forth in the Registration Rights Agreement shall immediately become effective.

4.      EXPENSES AND PRIOR RELATIONSHIP.

4.1. EXPENSES GENERALLY. Except as otherwise provided in this Agreement, all costs and expenses of either party hereto in connection with this Agreement shall be paid by the party that incurs such costs and expenses.

4.2. CERTAIN EXPENSES RELATING TO THE INITIAL PUBLIC OFFERING. ICN shall be liable for all costs, fees and expenses relating to the Initial Public Offering, including the costs and expenses of financial, legal, accounting and other advisers.

4.3. CERTAIN EXPENSES RELATING TO THE DISTRIBUTION. ICN shall be liable for all costs, fees and expenses relating to the Distribution; provided that Ribapharm shall be responsible for the payment of (a) the costs, fees and expenses of all of Ribapharm's financial, legal, accounting and other advisors incurred in connection with the Distribution if such financial, legal, accounting and other advisors are not concurrently engaged by ICN and (b) any internal fees, costs and expenses incurred by Ribapharm or any Ribapharm Affiliate in connection with the Distribution.

4.4 PRIOR RELATIONSHIP. Ribapharm, with respect to Ribapharm and all of the Ribapharm Affiliates, and ICN, with respect to ICN and all of the ICN Affiliates, agree to take all commercially reasonable action to discontinue their respective uses as promptly as is commercially reasonable of any printed material that indicates an ownership or other relationship between or among ICN and Ribapharm or any of their respective Affiliates that has changed as a result of the Initial Public Offering, the Distribution or any other transactions contemplated hereby; provided that this Section 4.4 shall not prohibit the use of printed material containing appropriate and accurate references to such relationship.

5.      ADDITIONAL COVENANTS.

5.1. FINANCIAL STATEMENTS COVENANTS. For so long as ICN is required to include in its consolidated financial statements Ribapharm's results of operations, (determined in accordance with GAAP):

                (i) Ribapharm shall, and shall cause each Ribapharm Affiliate to, maintain a fiscal year which commences on January 1 and ends on December 31 of each calendar year.

                (ii) Ribapharm shall deliver to ICN all schedules consistent with ICN's corporate closing requirements and in a time consistent with ICN's corporate closing schedule.

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                (iii) Except to the extent required by law (including SEC rules and regulations), Ribapharm shall cause PricewaterhouseCoopers, LLP ("PwC") to be retained as the independent certified public accountants to audit its consolidated financial statements ("Ribapharm's Auditors") unless (x) Ribapharm receives the prior written consent of ICN (which consent will not be unreasonably withheld if Ribapharm has demonstrated to ICN that it is justified in not retaining PwC by reason of any action or inaction of PwC), (y) ICN no longer uses PwC to audit its consolidated financial statements or (z) PwC resigns as Ribapharm's Auditors. If PwC ceases to be Ribapharm's Auditors, then Ribapharm shall retain independent certified public accountants of nationally recognized standing as Ribapharm's Auditors.

                (iv) As soon as practicable, and in any event within 35 days after the end of each of the first three fiscal quarters in each fiscal year of Ribapharm (but in no event later than five days before Ribapharm intends to file its Quarterly Financial Statements (as defined below) with the SEC), Ribapharm shall deliver to ICN drafts of (A) the consolidated financial statements of Ribapharm (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of Ribapharm the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X, and (B) a discussion and analysis by management of Ribapharm's consolidated financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material adverse change from the immediately preceding fiscal quarter, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in (A) and (B) above is herein referred to as the "Quarterly Financial Statements." No later than the earlier of (x) two Business Days prior to the date Ribapharm files its Quarterly Report on Form 10-Q with the SEC or otherwise makes its Quarterly Financial Statements publicly available or (y) two Business Days prior to the date on which ICN has notified Ribapharm that it intends to file its Quarterly Report on Form 10-Q with the SEC (but in no event earlier than the 5th day before ICN's Quarterly Report on Form 10-Q is required to be filed with the SEC), Ribapharm shall deliver to ICN the final form of the Quarterly Financial Statements certified by the chief financial officer of Ribapharm as presenting fairly, in all material respects, the consolidated financial condition and results of operations of Ribapharm; provided that ICN and Ribapharm financial representatives shall actively consult with each other regarding any changes (whether or not substantive) which Ribapharm may consider making to its Quarterly Financial Statements and related disclosures prior to the actual filing of its Quarterly Report on Form 10-Q with the SEC.

                (v) Ribapharm shall use its reasonable best efforts to enable Ribapharm's Auditors to complete their audit such that they will date their opinion on Ribapharm's audited annual financial statements on the same date that ICN's independent certified public accountants ("ICN's Auditors") date their opinion on ICN's audited annual financial statements (the "ICN Annual Statements"), and to enable ICN to meet its timetable for the printing, filing and public dissemination of the ICN Annual Statements. To this end, Ribapharm shall deliver to ICN as soon as practicable, and in any event within 75 days after the end of each fiscal year of Ribapharm (but in no event later than ten days before Ribapharm intends to file its Annual Financial Statements (as defined below) with the SEC), (A) drafts of the consolidated financial statements

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

of Ribapharm (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X and (B) a discussion and analysis by management of Ribapharm's consolidated financial condition and results of operations for such year, including, without limitation, an explanation of any material adverse change from the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K. The information set forth in (A) and (B) above is herein referred to as the "Annual Financial Statements." Ribapharm shall deliver to ICN all revisions to such drafts as soon as any such revisions are prepared or made. No later than the earlier of (1) five Business Days prior to the date Ribapharm files its Annual Report on Form 10-K with the SEC or otherwise makes its Annual Financial Statements publicly available or (2) five Business Days prior to the date on which ICN has notified Ribapharm that it intends to file its Annual Report on Form 10-K with the SEC (but in no event earlier than the 5th day before ICN's Annual Report on Form 10-K is required to be filed with the SEC), Ribapharm shall deliver to ICN the final form of the Annual Financial Statements certified by the chief financial officer of Ribapharm as presenting fairly, in all material respects, the financial condition and results of operations of Ribapharm and its Subsidiaries; provided that ICN and Ribapharm financial representatives shall actively consult with each other regarding any changes (whether or not substantive) which Ribapharm may consider making to its Annual Financial Statements and related disclosures prior to the actual filing of its Annual Report on Form 10-K with the SEC. The Annual Financial Statements shall also be accompanied by an opinion thereon by Ribapharm's independent certified public accountants.

                (vi) Ribapharm shall deliver to ICN all Quarterly and Annual Financial Statements of each Ribapharm Affiliate (which (a) Ribapharm consolidates for financial accounting purposes and (b) is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available) with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of Ribapharm required to be delivered to ICN pursuant to this Section 5.1.

                (vii) Ribapharm shall, and shall cause each Ribapharm Affiliate which files information with the SEC, to deliver to ICN: (A) as soon as the same are prepared, substantially final drafts of: (x) all reports, notices and proxy and information statements to be sent or made available by Ribapharm or any Ribapharm Affiliate to their security holders, (y) all regular, periodic and other reports to be filed under Sections 13, 14 and 15 of the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders), and (z) all registration statements and prospectuses to be filed by Ribapharm or any Ribapharm Affiliate with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, the documents identified in clauses (x), (y) and (z) are referred to herein as "Ribapharm Public Filings"), and (B) as soon as practicable, but in no event later than one Business Day prior to the date the same are printed, sent or filed, whichever is earliest, final copies of all such Ribapharm Public Filings; provided that Ribapharm may continue to revise such Ribapharm Public Filings prior to the filing thereof in order to make corrections and changes which corrections and changes shall be delivered by Ribapharm to ICN as soon as practicable; and, provided, further, that ICN and Ribapharm financial representatives shall actively consult with each other regarding any changes (whether or not substantive) which Ribapharm may consider making to any of its Ribapharm Public Filings and related disclosures prior to any anticipated filing with the SEC.

                (viii) With reasonable promptness, Ribapharm shall deliver to ICN such additional financial and other information and data with respect to Ribapharm and its Subsidiaries and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by ICN.

                (ix) ICN agrees to provide to Ribapharm all information relating to ICN or any ICN Affiliate that Ribapharm reasonably requests in connection with any Ribapharm Public Filings or that, in the judgment of Ribapharm's legal staff, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. ICN agrees that such information shall be provided by ICN in a timely manner on the dates reasonably requested by Ribapharm (which may be earlier than the dates on which ICN otherwise would be required hereunder to have such information available) to enable Ribapharm to prepare, print and release all Ribapharm Public Filings on such dates as Ribapharm shall determine. If and to the extent reasonably requested by Ribapharm, ICN agrees that it shall diligently and promptly review all drafts of such Ribapharm Public Filings and prepare in a diligent and timely fashion any portion of such Ribapharm Public Filing pertaining to ICN or any ICN Affiliate.

                (x) Ribapharm shall authorize Ribapharm's Auditors to make available to ICN's Auditors both the personnel who performed or are performing the annual audit of Ribapharm and work papers related to the annual audit of Ribapharm, in all cases within a reasonable time prior to the date of Ribapharm's Auditors' opinion on Ribapharm's audited financial statements, so that ICN's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Ribapharm's Auditors as it relates to ICN's Auditors' report on ICN's statements, all within sufficient time to enable ICN to meet its timetable for the printing, filing and public dissemination of the ICN Annual Statements.

                (xi) Ribapharm shall provide ICN's internal auditors access to Ribapharm's and its Subsidiaries, books and records so that ICN may conduct reasonable audits relating to the financial statements provided by Ribapharm pursuant hereto as well as to the internal accounting controls and operations of Ribapharm and its Subsidiaries.

                (xii) Ribapharm shall give ICN as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the date hereof. Ribapharm will consult with ICN and, if requested by ICN, Ribapharm will consult with ICN's independent public accountants with respect thereto.

                (xiii) Ribapharm shall, and shall cause each Ribapharm Affiliate to, maintain a system of internal accounting controls that will provide reasonable assurance that (A) Ribapharm's and such Ribapharm Affiliate's books, records and accounts fairly reflect all transactions and dispositions of assets and (B) the specific objectives of accounting control are achieved.

                (xiv) Ribapharm shall cooperate fully, and cause its accountants to cooperate, with ICN to the extent reasonably requested by ICN in the preparation of ICN's public earnings releases, Quarterly Reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by ICN with the SEC, any national securities exchange or otherwise made publicly available (collectively, "ICN Public Filings"). Ribapharm agrees to provide to ICN all information relating to Ribapharm or any Ribapharm Affiliate that ICN reasonably requests in connection with any ICN Public Filings or that, in the judgment of ICN's legal staff, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. Such information shall be provided by Ribapharm in a timely manner on the dates reasonably requested by ICN (which may be earlier than the dates on which Ribapharm otherwise would be required hereunder to have such information available) to enable ICN to prepare, print and release all ICN Public Filings on such dates as ICN shall determine. Ribapharm shall cause its accountants to consent to any reference to them as experts in any ICN Public Filings required under any law, rule or regulation. If and to the extent reasonably requested by ICN, Ribapharm shall diligently and promptly review all drafts of such ICN Public Filings and prepare in a diligent and timely fashion any portion of such ICN Public Filing pertaining to Ribapharm or any Ribapharm Affiliate. Prior to any printing or public release of any ICN Public Filing, an appropriate executive officer of Ribapharm shall, if requested by ICN, certify that the information relating to Ribapharm, any Ribapharm Affiliate or the Ribapharm Business in such ICN Public Filing is accurate, true and correct in all material respects. Unless required by law, rule or regulation, Ribapharm shall not publicly release any financial or other information which conflicts with the information with respect to Ribapharm, any Ribapharm Affiliate or the Ribapharm Business that is included in any ICN Public Filing without ICN's prior written consent. Prior to the release or filing thereof, ICN shall provide Ribapharm with a draft of any portion of an ICN Public Filing containing information relating to Ribapharm, any Ribapharm Affiliate or the Ribapharm Business and shall give Ribapharm an opportunity to review such information and comment thereon; provided that ICN shall determine in its sole discretion the final form and content of all ICN Public Filings.

                (xv) ICN agrees that it shall cooperate fully, and cause its accountants to cooperate fully, with Ribapharm to the extent reasonably requested by Ribapharm in the preparation of any Ribapharm Public Filings.

                (xvi) Prior to the release or filing thereof, Ribapharm shall provide ICN with a draft of any portion of a Ribapharm Public Filing containing information relating to ICN or any ICN Affiliate and shall give ICN an opportunity to review such information and comment thereon; provided that Ribapharm shall determine in its sole discretion the final form and content of all Ribapharm Public Filings.

Nothing in this Section 5.1 shall require Ribapharm to violate any agreement with any of its customers regarding the confidentiality of commercially sensitive information relating to that customer or its business; provided that in the event that Ribapharm would otherwise be required under this Section 5.1, but for such agreement, to disclose any such information, Ribapharm shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such information.

5.2.    OTHER COVENANTS.

        (a) Ribapharm hereby covenants and agrees that, for so long as ICN beneficially owns at least 10% of the outstanding shares of Ribapharm Common Stock, Ribapharm shall not, without the prior written consent of ICN (which it may withhold in its sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of ICN to freely sell, transfer, assign, pledge or otherwise dispose of shares of Ribapharm Common Stock or would restrict or limit the rights of any transferee of ICN as a holder of Ribapharm Common Stock. Without limiting the generality of the foregoing, Ribapharm shall not, without the prior written consent of ICN (which it may withhold in its sole and absolute discretion), take any action, or take any action to recommend to its stockholders any action, which would among other things, limit the legal rights of, or deny any benefit to, ICN as a Ribapharm stockholder in a manner not applicable to Ribapharm stockholders generally.

        (b) Ribapharm hereby covenants and agrees that, following the Distribution, Ribapharm will be solely responsible for issuing and delivering any shares of Ribapharm Common Stock due upon conversion of ICN's 6 1/2% convertible subordinated notes due 2008.

        (c) ICN hereby covenants and agrees that, for so long as it shall be the majority stockholder of Ribapharm, to observe any fiduciary obligations that it may have under applicable law to Ribapharm's other stockholders.

5.3 TAX-FREE SPIN-OFF. Ribapharm hereby covenants and agrees until the earlier of (i) September 30, 2003 and (ii) completion of the Distribution, Ribapharm shall not, without the prior written consent of ICN (which ICN may withhold in its sole and absolute discretion), (A) issue any shares of Ribapharm Capital Stock if, after giving effect to such issuances, ICN would cease to own stock possessing at least 80% of the total combined voting power of all classes of Ribapharm Capital Stock entitled to vote and at least 80% of the total number of shares of each class of outstanding non-voting Ribapharm Capital Stock or (B) take, or cause to be taken, any action, or do, or cause to be done, anything which will prevent the Distribution from qualifying, or will cause the Distribution to fail to qualify, as a tax-free spin-off under Section 355 of the Code (as defined in the Tax Sharing Agreement). ICN and Ribapharm agree that ICN may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief to prevent any breach of this Section 5.3. This Section 5.3 shall terminate, become null and void and have no further force and effect if ICN takes any action that has the effect that ICN ceases to beneficially own at least 80% of the outstanding shares of Ribapharm Capital Stock (excluding Qualified Options and Convertibles) and at least 80% of the number of shares of each class of outstanding non-voting Ribapharm Capital Stock or otherwise becomes ineligible under US tax laws from being able to effect the Distribution on a tax-free basis.

5.4 ALLOCATION OF BENEFITS COVENANT. In connection with the Distribution, Ribapharm understands that ICN is considering various adjustments to ICN's existing stock option plans. To the extent that ICN determines, in its sole discretion, to equitably allocate existing employee and director options to acquire shares of ICN Common Stock between new options to acquire ICN Common Stock and options to acquire Ribapharm Common Stock, ICN and Ribapharm hereby agree to enter into an agreement, prior to the completion of the Distribution, to reflect such allocation.

5.5. TAX SHARING AGREEMENT COVENANT. ICN and Ribapharm hereby covenant and agree to enter into a Tax Sharing Agreement, concurrent with this Agreement, to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the Distribution, and to provide for and agree upon other matters relating to Taxes.

5.6. NOTICES UNDER SCHERING-PLOUGH LICENSE AGREEMENT COVENANT. For so long as ICN has any obligations under the Exclusive License and Supply Agreement between ICN and Schering-Plough Ltd. dated July 28, 1995, as amended, Ribapharm covenants to promptly provide copies of any notices received by Ribapharm to ICN.

6.      INDEMNIFICATION.

6.1. INDEMNIFICATION BY RIBAPHARM. Subject to Section 6.3, Ribapharm shall indemnify, defend and hold harmless ICN, all ICN Affiliates and each of their respective directors, officers and employees (in their capacities as such), from and against:

        (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by Ribapharm or any Ribapharm Affiliate of any of the provisions of this Agreement;

        (b) all Losses relating to, arising out of, or due to, directly or indirectly, any incorrect, inaccurate or incomplete financial and other information provided by Ribapharm or any Ribapharm Affiliate to ICN pursuant to
Section 5.1 of this Agreement; and

        (c) all Losses that result from any Third-Party Claim arising out of the business or operation of the Ribapharm Business.

6.2. INDEMNIFICATION BY ICN. Subject to Section 6.3, ICN shall indemnify, defend, and hold harmless Ribapharm, all Ribapharm Affiliates, and each of their respective directors, officers and employees (in their capacities as such), from and against:

        (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by ICN or any ICN Affiliate of any of the provisions of this Agreement;

        (b) all Losses relating to, arising out of, or due to, directly or indirectly, any incorrect, inaccurate or incomplete financial and other information provided by ICN or any ICN Affiliate to Ribapharm pursuant to
Section 5.1 of this Agreement;

        (c) all Losses relating to, arising out of, or due to, directly or indirectly, any expenses, monetary judgment or settlement incurred in connection with the pending civil lawsuit by the SEC against ICN and related parties in the United States District Court for the Central District of California, the plea settling the US Attorney's Office investigation in the United States District Court for the Central District of California or the litigation involving the Republic of Serbia, the Federal Republic of Yugoslavia and the State Health Fund of Serbia relating to ICN's interest in ICN Yugoslavia; and

        (d) all Losses that result from any Third-Party Claim arising out of the business or operation of the ICN Business.

6.3.    OTHER LIABILITIES.

        (a) Except as provided in Section 6.4, this Section 6 shall not be applicable to any Tax-Related Losses, which shall be governed by the Tax Sharing Agreement.

        (b) This Section 6 shall not be applicable to any Losses relating to, arising out of, or due to any breach of the provisions of any other contract, agreement or understanding between ICN or any ICN Affiliate, on the one hand, and Ribapharm or any Ribapharm Affiliate, on the other hand, which Losses shall be governed by the terms of such contract, agreement or understanding.

6.4.    PROCEDURE FOR INDEMNIFICATION INVOLVING THIRD-PARTY CLAIMS.

        (a) Notice of Claim. If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section shall not relieve any Indemnifying Party of its obligations under this Section 6, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

        (b) Obligation of Indemnifying Party. An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Section 6 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)). If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 6.4 within the period of ten Business Days described above, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder) on an as incurred basis; provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would be reasonably likely to have a material adverse effect on the Indemnitee.

        (c) Joint Defense of Certain Claims. Notwithstanding the provisions of
Section 6.4(b), ICN and Ribapharm shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which each party is claiming that it is entitled to indemnification under Section 6.1 or 6.2. If either ICN or Ribapharm fails to defend jointly any such Third-Party Claim, the other party shall solely defend such Third-Party Claim and the party failing to defend jointly shall use all commercially reasonable efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that neither party may compromise or settle any such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties on a periodic basis (but in no event later than the conclusion of the defense of such Third-Party Claim).

6.5. PROCEDURE FOR INDEMNIFICATION NOT INVOLVING THIRD-PARTY CLAIMS. If any Indemnitee desires to assert against an Indemnifying Party any claim for indemnification under this Section 6 other than a Third-Party Claim (a "Claim"), the Indemnitee shall deliver to the Indemnifying Party notice of its demand for satisfaction of such Claim (a

"Request"), specifying in reasonable detail the amount of such Claim and the basis for asserting such Claim. Within 30 days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnitee payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnitee that the Indemnifying Party contests such Claim by delivering to the Indemnitee a Dispute Notice, stating that the Indemnifying Party objects to such Claim and specifying in reasonable detail the basis for contesting such Claim. Any dispute described in clause (ii) of this Section 6.5 shall be subject to the provisions of Section 7.1.

6.6. EXCLUSIVE REMEDIES. Except for the right to pursue equitable remedies, the remedies provided in this Section 6 shall be deemed the sole and exclusive remedies of the parties with respect to the subject matters of the indemnification provisions of this Section 6.

7.      MISCELLANEOUS.

7.1. DISPUTE RESOLUTION. Resolution of any and all disputes arising from or in connection with this Agreement other than the provisions of Section 5.3, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this
Section 7.1. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, the parties hereby agree to mediate such Dispute using a mediator reasonably acceptable to all parties involved in such Dispute. If the parties are unable to resolve such dispute through mediation, each Party will be free to commence litigation proceedings for the resolution thereof. No Party shall be entitled to consequential, special, exemplary or punitive damages.

7.2. AUTHORITY. Each of the parties hereto represents and warrants to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles. The representations and warranties contained in this Section 7.2 shall survive the execution and delivery hereof until the expiration of all applicable statutes of limitations.

7.3. COMPLETE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement and the exhibits hereto shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

7.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to the conflict of laws principles thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

7.5. NOTICES. All Notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

        (a)     If to ICN, to:

                ICN Pharmaceuticals, Inc.
                3300 Hyland Avenue
                Costa Mesa, CA
                92626 Attention: Gregory Keever, Esq.

        (b)     If to Ribapharm, to:

                Ribapharm Inc.
                3300 Hyland Avenue
                Costa Mesa, CA  92626
                Attention:  Roger D. Loomis, Jr., Esq.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

7.6. AMENDMENT AND MODIFICATION. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

7.7. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

7.8. THIRD PARTY BENEFICIARIES. The Indemnitees and their respective successors shall be third party beneficiaries of the indemnification provisions of Section 6, as applicable, and shall be entitled to enforce those provisions and in connection with such enforcement shall be subject to Section 7.1, in each such case as fully and to the same extent as if they were parties to this Agreement. Except as provided in the previous sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other

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

than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement.

7.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

7.10. WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

7.11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.12. REMEDIES. Each of ICN and Ribapharm shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement (including, without limitation, Section 5.3) and to exercise all other rights existing in its favor. Each of ICN and Ribapharm acknowledges and agrees that under certain circumstances the breach by ICN or any of its Affiliates or Ribapharm or any of its Affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

7.13. PERFORMANCE. Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party.

7.14. REFERENCES; CONSTRUCTION. The section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. Unless the context otherwise requires, any reference to a "Section" "Exhibit" shall be deemed to refer to a section of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," or "including" are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

7.15. EFFECTIVENESS. This Agreement shall become effective upon the time of purchase of the Firm Shares, as defined in the Underwriting Agreement, by and among ICN, Ribapharm and the underwriters named therein relating to the Initial Public Offering.

8. ROYALTY PAYMENTS. Ribapharm and ICN hereby agree as follows regarding Ribapharm's and ICN's respective rights to royalties under the Exclusive License and Supply Agreement between ICN Pharmaceuticals, Inc. and Schering-Plough Ltd., dated July 28, 1995, as amended (the "Schering-Plough License"):

(a) ICN will be entitled to the royalty payment pursuant to the Schering-Plough License for sales or ribavirin in the first quarter of 2002;

(b) Ribapharm and ICN will divide between them on a pro rata basis, based on the closing date of the Initial Public Offering, the royalty payment pursuant to the Schering-Plough License for sales of ribavirin in the second quarter of 2002;

(c) Ribapharm will be entitled to all royalty payments pursuant to the Schering-Plough License Agreement for sales of ribavirin after the second quarter of 2002;

(d) Ribapharm will be entitled to any royalty payments pursuant to the Schering-Plough License Agreement withheld by Schering-Plough Ltd. related to sales under indigent patient marketing programs; and

(e) to the extent that one party hereto receives all or any part of a royalty payment pursuant to the Schering-Plough License Agreement to which it is not entitled pursuant to sections ( a) through (d) hereof, including any advance royalty payments received from Schering-Plough Ltd., that party shall promptly remit the amount that it received but was not entitled to pursuant to sections
(a) through (d) hereof to the other party in immediately available funds.

9. THIRD PARTY DISPUTES RELATING TO RIBAVIRIN. Ribapharm and ICN hereby agree that as of and from the closing date of the Initial Public Offering until the Distribution Date, Ribapharm, acting through its board of directors, and ICN will have joint control over the management and direction of all disputes with third parties related to Ribapharm's rights to ribavirin, including without limitation, ICN's existing patent litigation against Geneva Pharmaceuticals, Inc. and Geneva Pharmaceuticals Technology Corporation and Teva Pharmaceuticals USA and the dispute with Schering-Plough related to royalty payments on sales under indigent patient marketing programs pursuant to the Schering-Plough License. As of and after the Distribution Date, Ribapharm will assume sole control over the management and direction of all disputes with third parties related to Ribapharm's rights to ribavirin, including without limitation, ICN's existing patent litigation against Geneva Pharmaceuticals, Inc. and Geneva Pharmaceuticals Technology Corporation and Teva Pharmaceuticals USA and the dispute with Schering-Plough related to royalty payments on sales under indigent patient marketing programs pursuant to the Schering-Plough License.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

                                        Ribapharm Inc.

                                        By:
                                               ---------------------------------
                                        Name:
                                        Title:

                                        ICN Pharmaceuticals, Inc.

                                        By:
                                               ---------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT I

                                 [FORM OF NOTE]

                              REVOLVING CREDIT NOTE

                                                          Costa Mesa, California

$___________                                                  _________, 2002


        FOR VALUE RECEIVED, the undersigned, Ribapharm Inc., a Delaware corporation ("Ribapharm"), hereby unconditionally promises to pay to the order of ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), in lawful money of the United States of America and in immediately available funds, the principal amount of ___________ DOLLARS ($__________), or such lesser amount as shall equal the aggregate unpaid principal amount of all loans made by ICN to Ribapharm pursuant to Section 2 of the Affiliation Agreement (as hereinafter defined), on the dates and in the amounts specified in the Affiliation Agreement. Ribapharm further agrees to pay interest in like money at ICN's principal office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Affiliation Agreement.

        The holder of this note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each loan of ICN to Ribapharm pursuant to Section 2 of the Affiliation Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of Ribapharm in respect of any Loan under the Affiliation Agreement.

        This note (a) is the note referred to in the Affiliation and Distribution Agreement dated as of __________ __, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Affiliation Agreement"), by and between Ribapharm and ICN, (b) is subject to the provisions of the Affiliation Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Affiliation Agreement.

        Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this note shall become, or may be declared to be, immediately due and payable, all as provided in the Affiliation Agreement.

        All parties now and hereafter liable with respect to this note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration and intent to accelerate, and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Affiliation Agreement and used herein shall have the meanings given to them in the Affiliation Agreement.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPALS THEREOF) AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

                                        RIBAPHARM INC.

                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------

                                Schedule to Note

     Date Loan      Principal        Amount of           Unpaid        Notation
        Made         Amount        Principal Paid       Principal       Made By
      or Paid        of Loan                            Balance
                                                        of Note
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